First Quarter 2024 Earnings Conference Call 4/16/2024 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the impacts related to Russia’s military action in Ukraine, the effects of the Israel-Hamas war, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, increasing insurance costs, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HNCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending AEA – Average Earning Assets AFS – Available for sale securities ACL – Allowance for credit losses AMBR – Ameribor Unsecured Overnight Rate Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates BSBY – Bloomberg Short-Term Bank Yield Index C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts DSCR – Debt Service Coverage Ratio *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period HNCOCK WHITNEY 3 EPS – Earnings per share Fed - Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IB – Interest-bearing IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LQA – Linked-quarter annualized LOC – Line of credit LTV – Loan to value M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets ORE – Other real estate O/N– Overnight Funds PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage RMBS – Residential mortgage-backed securities Repo – Customer repurchase agreements ROA – Return on average assets ROTCE – Return on tangible common equity SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items - certain items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

HWC Nasdaq Listed HNCOCK WHITNEY 4 *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings As of March 31, 2024 (Healthcare) (ABL) (Operations) (Trust) $35.2 billion in Total Assets $24.0 billion in Total Loans $29.8 billion in Total Deposits CET1 Ratio 12.67%* TCE Ratio 8.61% $4.0 billion in Market Cap Baa3 Moody’s Long-term issuer rating; stable outlook BBB S&P Long-term issuer rating; stable outlook 182 banking locations Approximately 3,600 (FTE) employees corporate-wide 223 ATMs Corporate Profile

How we do business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve—our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a firm handshake and compassionate outreach, we pledge exceptional service to our clients and communities every day. Teamwork Like finely tuned gears, we work together to power an organization founded to help people, businesses, and communities succeed.  Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.

HWC Strong and Stable for 125 Years Strength to manage through a challenging economic environment Density and market share in resilient deposit markets Stable, seasoned, diversified deposits; ability to organically grow deposits Solid capital levels; continue to build and remain well-capitalized including all unrealized losses Commitment to maintaining a de-risked balance sheet, with a diversified loan portfolio Robust ACL at 1.42% of loans Proven ability of proactively managing expenses Technology projects improve client experience and enhance efficiencies Exceptional, dedicated, committed team of associates

First Quarter 2024 Highlights

- Net income totaled $108.6 million, or $1.24 per diluted share, compared to $50.6 million, or $0.58 per diluted share in 4Q23
  - Other supplemental disclosure items in 1Q24 results include a net pretax charge of ($3.8) million, or $0.04 per share, compared to a net pretax charge of ($75.4) million, or $0.68 per share, in 4Q23 (See appendix)
  - Excluding the impact of supplemental disclosure items, adjusted EPS* was $1.28, up $0.02 linked-quarter
- Adjusted Pre-Provision Net Revenue (PPNR)* totaled $152.9 million, compared to $157.5 million in prior quarter
- Loans increased $49.0 million, or 1% LQA (See slide 8)
- Deposits increased $85.8 million, or 1% LQA (See slide 11)
- Criticized commercial loans and nonaccrual loans continued to normalize (See slide 12)
- ACL coverage solid at 1.42%, up 1 bp compared to prior quarter (See slide 13)
- NIM 3.32%, up 5 bps compared to 4Q23 (See slide 15)
- CET1 ratio estimated at 12.67%, up 34 bps linked-quarter; TCE ratio 8.61%, up 24 bps linked-quarter (See slide 20)
- Efficiency ratio* 56.44%

($s in millions; except per share data)	1Q24	4Q23	1Q23
Net income	$108.6	$50.6	$126.5
Provision for credit losses	$13.0	$17.0	$6.0
Supplemental disclosure items	($3.8)	($75.4)	–
Earnings per share – diluted	$1.24	$0.58	$1.45
Return on Assets (%) (ROA)	1.24	0.56	1.46
Adjusted ROA (%)*	1.28	1.23	1.46
Return on Tangible Common Equity (%) (ROTCE)	14.96	7.55	20.49
Adjusted ROTCE (%)*	15.37	16.43	20.49
Net Interest Margin (TE) (%)	3.32	3.27	3.55
Net Charge-offs (%)	0.15	0.27	0.10
CET1 Ratio (%)**	12.67	12.33	11.60
Tangible Common Equity (%)	8.61	8.37	7.16
Adjusted Pre-Provision Net Revenue (TE)*	$152.9	$157.5	$167.0
Efficiency Ratio (%)*	56.44	55.58	53.76

*Non-GAAP measure: see appendix for non-GAAP reconciliation
**Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

7

HANCOCK WHITNEY

Loans totaled $24.0 billion, up $49.0 million, or 1% LQA Increase in mortgage loans driven by one-time close product, which convert from construction to mortgage upon construction completion Line utilization impacted by lower availability on commercial non-real estate loans coupled with stable outstanding balances; multi-year low utilization for consumer real-estate secured lines of credit Headwinds to future loan growth: Select appetite in CRE Expect contraction in loan-only transactions over time Disciplined loan pricing Potential economic slowdown Loan Balances Virtually Flat Linked-Quarter Bar Chart

Loan Portfolio Composition Diversified and De-Risked

- Loan portfolio diverse across a number of segments and industries
- Conservative underwriting in both type and structure
- Underwriting efforts focused on resilient industries and on full service client relationships
  - Business banking and consumer loans provide depository relationships and favorable yields
- SNC Loans totaled $2.75 billion at 3/31/24, 11% of total loans
  - SNC loans generally have businesses/sponsors operating in our market areas that are well known to relationship officers
  - Diverse industry concentrations

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Commercial non-RE (C&I)	$7,781	32.5%	$13,664
CRE - owner	2,522	10.5%	2,627
ICRE	3,494	14.6%	3,631
C&D	1,425	5.9%	2,505
Healthcare [1]	2,165	9.0%	2,622
Equipment Finance	999	4.2%	999
Energy	205	0.9%	304
Total Commercial	18,591	77.6%	26,352
Mortgage	3,983	16.6%	3,988
Consumer	1,356	5.6%	3,354
Indirect	41	0.2%	41
Grand Total	$23,971	100.0%	$33,735
For Information Purposes Only (included in categories above)			
Retail (C&I and CRE)	$2,059	8.6%	$2,474
Hospitality (C&I and CRE)	$1,238	5.2%	$1,427
Office – ICRE	$715	3.0%	$753
Office – owner	$861	3.6%	$888
Multifamily – ICRE	$862	3.6%	$874
Multifamily – C&D	$505	2.1%	$1,034

As of March 31, 2024

[1] $988 million of healthcare loans are C&I, $513 million are CRE-Owner, $549 million are ICRE, and $116 million are C&D

9

HANCOCK WHITNEY

ICRE Segmentation Detail and Key Metrics

- CRE-Income producing (ICRE) loan portfolio is diversified by asset class, industry and geographic region
- ICRE 16.9% of total loans and includes a variety of collateral types
- 86% of total ICRE exposure matures in 2025 or later
- Office-ICRE exposure down $28 million, or 4% linked-quarter
  - Office buildings tend to be more mid-rise
  - Approximately 30% of office-ICRE loans have medical-related tenants
  - Approximately 95% of office exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 88% of office-ICRE portfolio (by loan count) has exposure of $5 million or less
  - 91% of office-ICRE exposure has some level of guarantor support (corporate, personal, or both)
- Multifamily – ICRE and C&D exposure diverse
  - No rent stabilized properties
  - Approximately 85% of multifamily exposure is located within our 5-state footprint (AL, FL, LA, MS, TX) and Nashville, TN
  - 98% of multifamily (ICRE and C&D) exposure has some level of guarantor support (corporate, personal, or both)

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Multifamily	$862	3.6%	$874
Office	715	3.0%	753
Retail	655	2.7%	683
Industrial	654	2.7%	707
Healthcare related properties	480	2.0%	530
Hospitality[1]	475	2.0%	479
Other	151	0.7%	157
Other land loans	31	0.1%	31
1-4 family residential construction	20	0.1%	20
Total ICRE Loans[2]	$4,043	16.9%	$4,234

As of March 31, 2024
[1] Includes hotel, motel and restaurants
[2] Includes ICRE and $549 million healthcare loans outstanding; healthcare loans outstanding primarily included in healthcare related properties, office, and other collateral categories

ICRE Exposure (%) by State
3/31/24


Other
12%
LA
36%
Multiple States
(Footprint)
3%
MS
3%
AL
4%
TX
18%
FL
24%

10

HANCOCK WHITNEY

Growth in Client Deposits; Brokered Deposits Lower Total deposits of $29.8 billion, up $85.8 million, or 1% LQA Brokered deposits decreased due to $195.0 million in maturities during 1Q24 that were not replaced Decrease in noninterest-bearing DDA continued to slow Increase in interest-bearing transactions and savings and retail time deposits due to shift from DDA deposits and competitive rates offered during the quarter Decrease in interest-bearing public funds due to seasonality DDA as a % of total deposits was 36% at 1Q24, down from 37% at 4Q23; for additional details on deposit composition refer to slide 28 Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA $ in millions % of Total Deposits

Criticized Commercial and Nonaccrual Loans Normalize Criticized commercial loans totaled $340 million, or 1.83% of total commercial loans, at March 31, 2024, compared to $274 million, or 1.47% of total commercial loans, in prior quarter Nonaccrual loans totaled $82 million, or 0.34% of total loans, at March 31, 2024, compared to $59 million, or 0.25% of total loans, in prior quarter Criticized commercial and nonaccrual loan levels remain at top quartile of peer group Not experiencing broad signs of weakness among any industry, collateral type, or geography 1.59% 0.23% 1.47% Total Loans $23,405 $23,790 $23,984 $23,922 $23,971 Total Commercial Loans 18,550 18,703 18,799 18,589 18,591 Criticized Commercial Loans 296 302 275 274 340 Nonaccrual Loans 54 78 60 59 82 1.62% 0.33% 1.46% 0.25% 0.25% 1.83% 0.34% $700 $600 $500 $400 $300 $200 $100 $0 3Q20 4Q20 1Q21 2Q21 3Q21 HNCOCK WHITNEY 12 $ in millions

Maintained Solid Reserves Provision for the first quarter of 2024 of $13.0 million, reflects $9.0 million of net charge-offs and a reserve build of $4.0 million Continued normalization in net charge-offs Slight build in reserve coverage, with quarter-end reserve coverage of 1.42% Weighting applied to Moody's February 2024 economic scenarios was 40% baseline and 60% slower growth (S2), unchanged from 4Q23 Given market conditions, scenario mix and weighting captures greater potential for slower near-term economic growth than provided for in the baseline scenario Net Charge-offs Reserve Build / (Release) Total Provision  ($s in millions) 1Q24 4Q23 1Q24 4Q23 1Q24 4Q23 Commercial $5.3 $12.8 $2.0 ($1.3) $7.3 $11.5 Mortgage (0.2) (0.4) 2.2 2.1 2.0 1.7 Consumer 3.9 3.7 (0.2) 0.1 3.7 3.8 Total $9.0 $16.1 $4.0 $0.9 $13.0 $17.0 3/31/2024 12/31/2023 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial $248 1.33% $244 1.31% Mortgage 41 1.03% 39 1.00% Consumer 25 1.81% 25 1.76% Allowance for Loan and Lease Losses (ALLL) $314 1.31% $308 1.29% Reserve for Unfunded Lending Commitments 27 --- 29 --- Allowance for Credit Losses (ACL) $341 1.42% $337 1.41%

Securities Portfolio Restructuring Drives Yield Increase Securities portfolio* totaled $8.2 billion at 3/31/24, flat linked-quarter 68% AFS, 32% HTM at 3/31/24 To reduce OCI volatility and provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment, we have $478 million of FV hedges on $514 million of bonds, or 10% of AFS securities Yield 2.56%, up 9 bps primarily due to portfolio restructure during 4Q23 Premium amortization totaled $6.8 million, down $0.5 million linked-quarter Effective duration 4.5 at 3/31/24, compared to 4.6 at 12/31/23, continues to trend lower after the portfolio restructuring during 4Q23 Net unrealized losses on securities portfolio impacted by higher long-term Treasury yields: Securities Portfolio Mix 12/31/20 $s in millions CMBS $2,873 41% CMO $513 7% U.S. Agencies and other $219 3% RMBS $2,582 36% Munis $936 13% HNCOCK WHITNEY 15 Bar chart,pie chart Net Unrealized Loss $ in millions 3/31/2024 12/31/2023 AFS ($630) ($582) HTM ($217) ($199) Total ($847) ($781) * Excluding unrealized losses and FV hedges adjustment

1Q24 NIM 3.32%, up 5 bps from 4Q23 NIM 3.33% for the month of March 2024 NII (TE) of $269.0 million, compared to $272.3 million prior quarter Decrease in NII driven by lower average earning assets (AEA) and one less day in the quarter; partially offset by more attractive mix of earning assets, stabilization in deposit costs, and lower short-term borrowings Expect that NIM trough was reached in 4Q23; modest expansion in 2024 Assumes three rate cuts of 25 bps each in June, September, and December Headwinds: continued deposit remix (albeit at a slower pace) Tailwinds: anticipated rate cuts and lower deposit costs NIM Expansion Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart NIM Yield / Cost Quarter Month

New Loan Rates Impacted by Rate Environment $ in millions New Loan Rate* – Fixed 5.95% 6.47% 6.69% 7.46% 7.75% 7.52% New Loan Rate* - Variable 6.40% 7.10% 7.81% 8.28% 8.31% 8.03% * Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Loans Loans totaled $24.0 billion at March 31, 2024 39% fixed, 61% variable (includes hybrid ARMs) 71% of variable loans tied to SOFR 22% of variable loans tied to Wall Street Journal Prime 7% of variable loans tied to other indices Securities Reinvesting principal runoff of approximately $180 million in 2Q24, $208 million in 3Q24, and $204 million in 4Q24 Swaps/Hedges (See slide 32 for more information) $1.6 billion of active receive fixed/pay 1 month SOFR swaps designated as Cash Flow Hedges on the balance sheet; extends asset duration $478 million of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $514 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment Deposits Deposits totaled $29.8 billion at March 31, 2024 73% of deposits are MMDA (excludes PF), savings, or DDA Shift in deposit mix continued as interest rates remain elevated Rate Betas Rate Floors Floor Rate Balance * Balance Cumulative 25-49 bps $670 million $670 million 50-74 bps $804 million $1.5 billion 75-99 bps $546 million $2.0 billion 100-150 bps $1.8 billion $3.8 billion > 150 bps $172 million $4.0 billion IRR Sensitivity Table HWC (Hedges Removed) As of 4Q21 As of 4Q21 Peers * Immediate 100 bps 7.3% 8.4% 7.3% Gradual 100 bps 3.2% 3.6% 4.3% Deposits $ in millions Time Deposits $1,129 4% Interest-bearing public funds $3,295 11% Interest-bearing transaction & savings $11,650 38% Noninterest bearing $14,393 47% Key IRR Metrics IRR Sensitivity Table     HWC   HWC (Hedges Removed)   As of 1Q24 As of 1Q24 Immediate +100 bps 2.1% 3.4% Immediate -100 bps -1.9% -3.2% Gradual +100 bps 1.5% 2.0% Gradual -100 bps -0.5% -1.1% Cycle to date (1Q22-1Q24) Total Deposit Betas 37% IB Deposit Betas 58% Loan Betas 47% Total Deposit Beta (excluding brokered CDs) 36%

Fee Income Flat Linked-Quarter Noninterest income totaled $87.9 million, up $48.9 million, linked-quarter; 1Q24 noninterest income virtually flat with 4Q23 adjusted noninterest income* There were no supplemental disclosure items in 1Q24; 4Q23 included a pretax gain of $16.1 million from sale of Whitney Parking Garage and a $65.4 million loss from bond portfolio restructure Increase in investment and annuity income and insurance due to higher market activity Increase in secondary mortgage fees due to higher origination and sales activity Decrease in other noninterest income due to lower specialty income Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart Noninterest Income Mix 3/31/24 $s in millions *Non-GAAP measure: see appendix for non-GAAP reconciliation

Expenses Well Controlled Noninterest expense totaled $207.7 million, down $21.5 million linked-quarter; adjusted noninterest expense* totaled $203.9 million, virtually unchanged linked-quarter, up less than 1% 1Q24 included $3.8 million FDIC special assessment; 4Q23 included $26.1 million from an FDIC special assessment charge (supplemental disclosure item) Personnel expense increased $6.8 million, or 6% linked-quarter, due to higher incentive expense, lower deferred salaries related to lending activities, and a seasonal increase in benefits costs Other expenses, excluding the supplemental disclosure items, decreased $6.2 million, or 9% linked-quarter, related to lower data processing and professional services expenses A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Adjusted Noninterest Expense* Mix 3/31/24 $s in millions *Non-GAAP measure: see appendix for non-GAAP reconciliation

Capital Levels Continue to Improve CET1 ratio estimated at 12.67%, up 34 bps linked-quarter Leverage (Tier 1) ratio estimated at 10.49%, up 39 bps linked-quarter TCE ratio 8.61%, up 24 bps linked-quarter No shares repurchased during 1Q24; 5% buyback authority through December 31, 2024 Tangible Common Equity Ratio Leverage Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio March 31, 2024* 8.61% 10.49% 12.67% 14.37% December 31, 2023 8.37% 10.10% 12.33% 13.93% September 30, 2023 7.34% 10.01% 12.06% 13.63% June 30, 2023 7.50% 9.64% 11.83% 13.44% March 31, 2023 7.16% 9.63% 11.60% 13.21% TCE Ratio 8.61% CET1 Ratio 12.67% *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

Remain Well Capitalized Including All Unrealized Losses 3/31/2024 As Reported* Inc. AOCI Losses (1) Inc. AOCI + HTM Losses(2) Well Capitalized Minimum Tangible Common Equity Ratio 8.61% 8.61% 8.16% N/A Leverage (Tier 1) Ratio 10.49% 8.98% 8.53% 5.00% CET1 Ratio 12.67% 10.75% 10.17% 6.50% Tier 1 Risked-Based Capital Ratio 12.67% 10.75% 10.17% 8.00% Risk-Based Capital Ratio 14.37% 12.45% 11.88% 10.00% Reflected above is the hypothetical impact on capital if the mark on AOCI Losses(1) and AOCI + HTM(2) were included in the regulatory capital calculations Neither scenario is currently included, nor required to be included in the Company’s regulatory capital ratios *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings Assumes AOCI adjustments related to market valuations on securities and related hedges are included for regulatory capital calculations Assumes HTM securities are also included as AOCI adjustment

2024 Forward Guidance

	Guidance Direction	1Q24 Actual	FY 2024 Outlook
Loans (EOP)	Unchanged	$24.0B	Expect EOP loan growth of low single digits from $23.9B at 12/31/23; expect most of 2024 growth in 2H24
Deposits (EOP)	Unchanged	$29.8B	Expect EOP deposit growth of low single digits from $29.7B at 12/31/23
Adjusted Pre-Provision, Net Revenue (PPNR)*	Unchanged	$152.9MM	Expect PPNR to decrease 1%-2% from FY23 adjusted PPNR ($635.7MM); assumes NIM trough reached in 4Q23 with modest expansion going forward in 2024; assumes three rate cuts in 2024 of 25 bps each beginning in June 2024; expect PPNR to decrease 2-3% from FY23 with no rate cuts in 2024
Reserve for Credit Losses	Unchanged	$340.8MM or 1.42% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect modest charge-offs and provision for 2024
Adjusted Noninterest Income*	Unchanged	$87.9MM	Expect noninterest income to be up 3%-4% from FY23 adjusted noninterest income ($337.7MM)
Adjusted Noninterest Expense*	Unchanged	$203.9MM	Expect noninterest expense to be up 3%-4% from FY23 adjusted noninterest expense ($810.7MM)
Effective Tax Rate	Unchanged	18.5%	Approximately 20-21%
Efficiency Ratio*	Unchanged	56.44%	Expect to maintain efficiency ratio within the range of 56-58% for FY24

Corporate Strategic Objectives (CSOs) **Long-term operating objectives reviewed/updated annually** **(assumes fed funds at approximately 4% for 2026)**	3 Year Objective (4Q26)	1Q24 Actual
ROA (Adjusted)*	1.30 – 1.50%	1.28%
TCE	≥ 8%	8.61%
ROTCE (Adjusted)*	≥ 18%	15.37%
Efficiency Ratio*	≤ 55%	56.44%

*Refer to appendix for non-GAAP reconciliations

22

HANCOCK WHITNEY

Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Change   1Q24 4Q23 1Q23 LQ Prior Year EOP Balance Sheet         Loans 23,970.9 23,921.9 23,404.5 49.0 566.4 Securities 7,559.2 7,600.0 8,390.7 (40.8) (831.5) Earning assets 31,985.6 32,175.1 34,106.8 (189.5) (2,121.2) Total assets 35,247.1 35,578.6 37,547.1 (331.5) (2,300.0)             Deposits 29,775.9 29,690.1 29,613.1 85.8 162.8 Short-term borrowings 667.8 1,154.8 3,519.5 (487.0) (2,851.7) Total liabilities 31,393.7 31,774.9 34,015.9 (381.2) (2,622.2) Stockholders' equity 3,853.4 3,803.7 3,531.2 49.7 322.2             Avg Balance Sheet           Loans 23,810.2 23,795.7 23,086.5 14.5 723.7 Securities (1) 8,197.4 8,579.4 9,137.0 (382.0) (939.6) Average earning assets 32,556.8 33,128.1 32,753.8 (571.3) (197.0) Total assets 35,101.9 35,538.3 35,159.0 (436.4) (57.1)             Deposits 29,561.0 29,974.9 28,792.9 (413.9) 768.1 Short-term borrowings 784.0 993.8 2,098.6 (209.8) (1,314.6) Total liabilities 31,283.1 31,977.3 31,746.2 (694.2) (463.1) Stockholders' equity 3,818.8 3,561.0 3,412.8 257.8 406.0             Loan yield 6.16% 6.11% 5.54% 5 bps 62 bps Securities yield 2.56% 2.47% 2.35% 9 bps 21 bps Cost of IB deposits 3.14% 3.08% 1.65% 6 bps 149 bps Loan/Deposit ratio - EOP 80.50% 80.57% 79.03% -7 bps 147 bps Summary Balance Sheet ($ in millions) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26

Balance Sheet Summary   1Q23 2Q23 3Q23 4Q23 1Q24 Average Loans ($MM) 23,087 23,655 23,831 23,796 23,810 Average Total Securities* ($MM) 9,137 9,008 8,888 8,579 8,197 Average Deposits ($MM) 28,793 29,373 29,757 29,975 29,561 Loan Yield (TE) 5.54% 5.81% 6.01% 6.11% 6.16% Cost of Deposits 0.91% 1.40% 1.74% 1.93% 2.01% Tangible Common Equity Ratio 7.16% 7.50% 7.34% 8.37% 8.61% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28 * Average securities excludes unrealized gain/(loss)

EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,388 $248 $1,004 $1,219 $989 $78 $9,926     $6,602 $3,324 CRE-Owner 995 84 227 414 1,330 30 3,080 1,030 2,050 CRE- income producing 2,875 102 341 395 328 2 4,043 2,791 1,252 Construction and land development 1,152 19 54 73 213 31 1,542 1,227 315 Total Commercial $11,410 $453 $1,626 $2,101 $2,860 $141 $18,591 $11,650 $6,941 Residential mortgages 62 99 123 180 1,676 1,843 3,983 1,722 2,261 Consumer 1,174 16 95 89 20 3 1,397 1,152 245 Total Loans $12,646 $569 $1,844 $2,370 $4,556 $1,987 $23,971 $14,524 $9,447   % of Total 53% 2% 8% 10% 19% 8% 100% 61% 39% Weighed Average Rate 7.97% 6.00% 4.80% 5.51% 3.96% 4.30% 6.39% 7.41% 4.73% (1) Based on maturity date for fixed rate loans 85% of variable rate loans reprice in three months or less $1.3 billion of variable rate mortgages, or 9% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate* - Fixed 4.15% 4.28% 4.40% 4.52% 4.64% 4.73% Total Loan Rate* - Variable 6.35% 6.81% 7.19% 7.40% 7.42% 7.41% * Loan rates represent weighted average coupon rate at end of period ** Total loan yield includes impact of cash flow hedges

Maintaining a Seasoned, Stable, Diversified Deposit Base DDAs as a % of total deposits remains among best-in-class at 36% at March 31, 2024 Uninsured deposits (adjusted for collateralized public funds) were 35.4% at March 31, 2024, up 1% linked-quarter The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at March 31, 2024 were $373 million, up from $304 million at December 31, 2023 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at March 31, 2024 were $667 million compared to $454 million at December 31, 2023 Consumer clients comprise 44% of total deposits (51% including wealth), while commercial clients comprise 36% Deposits include $395 million in brokered CDs, down $195 million linked-quarter $195 million matured in February 2024 at 5.35% $395 million at 5.35% matures in May 2024

Currently have approximately $19.3 billion in internal and external sources of liquidity if needed Over $18 billion in remaining net liquidity available at March 31, 2024 Liquidity includes $395 million in brokered CDs at March 31, 2024, down $195 million linked-quarter At March 31, 2024 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $ 3,287 $ - $ 3,287 External Sources       FHLB* 6,856 533 6,323 FRB-DW 3,397 - 3,397 Brokered Deposits 4,466 395 4,071 Overnight Fed Funds LOCs 1,259 - 1,259 Total Available Sources of Funding $ 19,265 $ 928 $ 18,337 Strong Liquidity Position; Multiple Sources of Funding Available At March 31, 2024 $ in millions Cash and O/N $ 853 Cash and O/N as a % of Assets 2.4% Cash and O/N + Net Availability $ 19,191 Uninsured Deposits excl. PF Deposits $ 10,539 Cash and O/N + Net Availability to Adj. Uninsured deposits 182.1% * Amount used includes letters of credit (off balance-sheet)

Summary Income Statement ($ in millions, except for per share data) *Non-GAAP measure: see slides 33-35 for non-GAAP reconciliations       Change 1Q24 4Q23 1Q23 LQ Prior Year Net interest income (TE) 269.0 272.3 287.6 (3.3) (18.6) Provision for credit losses 13.0 17.0 6.0 (4.0) 7.0 Noninterest income 87.9 39.0 80.3 48.9 7.6 Noninterest expense 207.7 229.2 200.9 (21.5) 6.8 Income before income tax 133.3 62.3 158.4 71.0 (25.1) Income tax expense 24.7 11.7 31.9 13.0 (7.2) Net income 108.6 50.6 126.5 58.0 (17.9) Adjusted PPNR (TE)* 152.9 157.5 167.0 (4.6) (14.1)             Net income 108.6 50.6 126.5 58.0 (17.9) Net Income allocated to participating securities (0.8) (0.4) (1.4) (0.4) 0.6 Net Income available to common shareholders 107.8 50.2 125.1 57.6 (17.3) Weighted average common shares - diluted (millions) 86.7 86.6 86.3 0.1 0.4 EPS - diluted 1.24 0.58 1.45 0.66 (0.21)             NIM (TE) 3.32% 3.27% 3.55% 5 bps -23 bps ROA 1.24% 0.56% 1.46% 68 bps -22 bps ROE 11.44% 5.64% 15.03% 580 bps -359 bps Efficiency ratio* 56.44% 55.58% 53.76% 86 bps 268 bps

Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 33-35 for non-GAAP reconciliations   1Q23 2Q23 3Q23 4Q23 1Q24 Adjusted PPNR (TE)* ($000) 167,024 157,835 153,385 157,471 152,930 Net Interest Income (TE) ($000) 287,578 276,748 272,086 272,294 269,001 Net Interest Margin (TE) 3.55% 3.30% 3.27% 3.27% 3.32% Adjusted Noninterest Income* ($000) 80,330 83,225 85,974 88,205 87,851 Adjusted Noninterest Expense* ($000) 200,884 202,138 204,675 203,028 203,922 Efficiency Ratio* 53.76% 55.33% 56.38% 55.58% 56.44% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 215 bps versus paying 1 month SOFR on $1.6 billion No new CF hedges were executed and no CF hedges were terminated in 1Q24 Total termination value on remaining active CF hedges is approximately ($94) million as of 3/31/24 Future maturities of existing CF hedges range from December 2025 through March 2028 Fair Value (FV) Hedges $514 million in securities are hedged with $478 million of FV hedges Duration (Market price risk) reduced from approximately 6.6 years to 2.3 years on hedged securities During 1Q24, no FV hedges were terminated Current termination value of FV hedges is approximately $31 million at 3/31/2024 FV hedges become fully effective beginning January 2025 through July 2026; at that point we pay fixed 1.98% and receive the FF effective rate (resulting in these bonds being a variable rate of FF plus 48 bps) When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation   Three Months Ended (in thousands) 1Q24 4Q23 3Q23 2Q23 1Q23 Net Income (GAAP) $108,612 $50,603 $97,738 $ 117,794 $126,467 Provision for credit losses 12,968 16,952 28,498 7,633 6,020 Income tax expense 24,720 11,705 24,297 29,571 31,953 Pre-provision net revenue 146,300 79,260 150,533 154,998 164,440 Taxable equivalent adjustment* 2,830 2,834 2,852 2,837 2,584 Pre-provision net revenue (TE)* 149,130 82,094 153,385 157,835 167,024 Adjustments from supplemental disclosure items Gain on sale of parking facility — (16,126) — — — Loss on securities portfolio restructure — 65,380 — — — FDIC special assessment 3,800 26,123 — — — Adjusted pre-provision net revenue (TE)* $152,930 $157,471 $153,385 $157,835 $167,024 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Adjusted Noninterest Income and Noninterest Expense   Three Months Ended (in thousands) 1Q24 4Q23 3Q23 2Q23 1Q23 Noninterest income (GAAP) $87,851 $38,951 $85,974 $83,225 $80,330 Adjustments from supplemental disclosure items Gain on sale of parking facility — (16,126) — — — Loss on securities portfolio restructure — 65,380 — — — Adjusted noninterest income $87,851 $88,205 $85,974 $83,225 $80,330 Noninterest expense (GAAP) $207,722 $229,151 $204,675 $202,138 $200,884 Adjustments from supplemental disclosure items FDIC special assessment (3,800) (26,123) — — — Adjusted noninterest expense $203,922 $203,028 $204,675 $202,138 $200,884

Adjusted Efficiency Ratio   Three Months Ended (in thousands) 1Q24 4Q23 3Q23 2Q23 1Q23 Net interest income $266,171 $269,460 $269,234 $273,911 $284,994 Noninterest income 87,851 38,951 85,974 83,225 80,330 Total GAAP revenue 354,022 308,411 355,208 357,136 365,324 Taxable equivalent adjustment* 2,830 2,834 2,852 2,837 2,584 Total revenue (TE)* 356,852 311,245 358,060 359,973 367,908 Adjustments from supplemental disclosure items Gain on sale of parking facility — (16,126) — — — Loss on securities portfolio restructure — 65,380 — — — Adjusted revenue (TE)* $356,852 $360,499 $358,060 $359,973 $367,908 GAAP Noninterest expense $207,722 $229,151 $204,675 $202,138 $200,884 Amortization of Intangibles (2,526) (2,672) (2,813) (2,957) (3,114) Adjustments from supplemental disclosure items FDIC special assessment (3,800) (26,123) — — — Adjusted noninterest expense less amortization of intangibles $201,396 $200,356 $201,862 $199,181 $197,770 Efficiency Ratio** 56.44% 55.58% 56.38% 55.33% 53.76% *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% ** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

*Supplemental disclosure items, net of income tax impact calculated using federal tax rate of 21% Adjusted ROA and ROTCE   Three Months Ended (in thousands) 1Q24 4Q23 Average total assets $35,101,869 $35,538,300 Average common stockholders' equity 3,818,840 3,560,978 Average goodwill and other intangible assets (898,781) (901,377) Average tangible common equity 2,920,059 2,659,601 Net income (GAAP) 108,612 50,603 Supplemental disclosure items, net of income tax* 3,002 59,548 Adjusted Net Income $111,614 $110,151 ROA 1.24% 0.56% Adjusted ROA 1.28% 1.23% ROTCE 14.96% 7.55% Adjusted ROTCE 15.37% 16.43% Adjusted Earnings Per Share - Diluted   Three Months Ended (in thousands) 1Q24 4Q23 Net Income (GAAP) $108,612 $50,603 Net income allocated to participating securities (784) (440) Net income available to common shareholders 107,828 50,163 Supplemental disclosure items, net of income tax* 3,002 59,548 Supplemental disclosure items allocated to participating securities (22) (517) Adjusted net income allocated to participating securities $110,808 $109,194 Weighted average common shares - diluted 86,726 86,604 Earnings per share - diluted $1.24 $0.58 Adjusted earnings per share - diluted $1.28 $1.26

First Quarter 2024 Earnings Conference Call 4/16/2024 HANCOCK WHITNEY